As filed with the Securities and Exchange Commission on February 16, 2000

                                                     Registration No. 333-90013
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                           SWITCHBOARD INCORPORATED
            (Exact Name of Registrant as Specified in Its Charter)
                               -----------------

        Delaware                     7375                   04-3321134
     (State or Other           (Primary Standard         (I.R.S. Employer
     Jurisdiction of      Classification Code Number) Identification Number)
    Incorporation or
      Organization)

                               115 Flanders Road
                         Westboro, Massachusetts 01581
                                (508) 898-1122
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)
                               -----------------
                                 Dean Polnerow
                                   President
                           SWITCHBOARD INCORPORATED
                               115 Flanders Road
                         Westboro, Massachusetts 01581
                                (508) 898-1122
               (Name, Address, Including Zip Code, and Telephone
              Number, Including Area Code, of Agent for Service)
                               -----------------
                                  Copies to:

            Mark G. Borden                      Brian D. Goldstein
          Virginia K. Kapner               Testa, Hurwitz & Thibeault, LLP
          Hale and Dorr LLP                        125 High Street
           60 State Street                   Boston, Massachusetts 02110
     Boston, Massachusetts 02109              Telephone: (617) 248-7000
      Telephone: (617) 526-6000               Telecopy: (617) 248-7100
       Telecopy: (617) 526-5000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                               -----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             EXPLANATORY NOTE

    This Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-90013) is being filed solely for the purpose of filing Exhibits 4, 10.7A, 10.26, 10.27, 10.30 and 10.40 thereto.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

    The following table sets forth the various expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee and the NASD filing fee.

      SEC registration fee..........................................  $   20,878
      NASD filing fee...............................................       8,090
      Nasdaq National Market listing fee............................      95,000
      Blue Sky fees and expenses....................................      15,000
      Transfer Agent and Registrar fees.............................      10,000
      Accounting fees and expenses..................................     500,000
      Indemnity insurance expenses..................................     290,000
      Legal fees and expenses.......................................     600,000
      Printing and mailing expenses.................................     200,000
      Miscellaneous.................................................     261,032
                                                                      ----------
        Total.......................................................  $2,000,000
                                                                      ==========

Item 14. Indemnification of Directors and Officers

    Article SEVENTH of the Registrant's amended and restated certificate of incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

    Article EIGHTH of the Registrant's amended and restated certificate of incorporation provides that a director or officer of the Registrant:

    (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and

    (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

    Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

    Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

    Article EIGHTH of the Registrant's amended and restated certificate of incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

    Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

    Under the Underwriting Agreement, the underwriters are obligated, under certain circumstances, to indemnify directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1 hereto.

Item 15. Recent Sales of Unregistered Securities

    Certain Sales of Securities. Since July 1996, the Registrant has issued the following securities that were not registered under the Securities Act, as summarized below.

    (a) Issuances of capital stock, warrants and convertible notes.

  1. On April 18, 1996, the Registrant issued and sold 10 shares of its common stock to Banyan Worldwide for nominal consideration, in connection with its formation.

  2. On November 5, 1996, the Registrant issued and sold 6,999,990 shares of its common stock to Banyan Worldwide in consideration for the transfer of the Registrant's core technologies and net assets valued at approximately $546,000 and in settlement of advances from Banyan Worldwide of approximately $697,000.

  3. On November 5, 1996, the Registrant issued and sold an aggregate of 750,000 shares of the Registrant's Series A Convertible Preferred Stock, $0.01 par value per share, to Digital City Inc. and America Online, Inc. (375,000 shares to each entity) and warrants to purchase shares of the Registrant's Series B Convertible Preferred Stock, $0.01 par value per share, to Digital City, Inc. and America Online, Inc., in each case equal to 3.75% of the Registrant's capital stock on the date of exercise, for an aggregate purchase price of $3,000,000, pursuant to a Series A Preferred Stock Purchase Agreement.

  4. On December 31, 1997, the Registrant issued a common stock purchase warrant to Continuum Software Inc. to purchase 300,000 shares of its common stock at an exercise price of $2.00 per share in connection with a Technology Development and Marketing Agreement.

  5. On March 31, 1999, the Registrant issued a common stock purchase warrant to US West Dex, Inc. to purchase 96,250 shares of its common stock in connection with a Web-site Development Agreement.

  6. On March 31, 1999, the Registrant issued a common stock purchase warrant to Ameritech Interactive Media, Inc. to purchase 96,250 shares of its common stock in connection with a Web-site Development Agreement.

  7. On March 31, 1999, the Registrant issued a common stock purchase warrant to Intelligent Media Ventures, Inc. to purchase 96,250 shares of its common stock in connection with a Web-site Development Agreement.

  8. On April 13, 1999, the Registrant issued a common stock purchase warrant to SBC Communications Inc. to purchase 96,250 shares of its common stock in connection with a Web-site Development Agreement.

  9. On May 4, 1999, the Registrant issued and sold 140,000 shares of its common stock to Continuum Software Inc. in consideration for delivery of a subsequent technology release under a Technology Development and Marketing Agreement.

  10. On June 30 and July 1, 1999, the Registrant issued and sold an aggregate of 7,468,560 shares of its common stock, one share of its Series E Special Voting Preferred Stock, $0.01 par value per share, and warrants to purchase an aggregate of 1,066,937 shares of common stock to CBS Corporation for consideration of $5.0 million in cash and $95.0 million in advertising and promotion through June 2006 across CBS media properties, including television, radio and outdoor advertising.

  11. On June 30, 1999, the Registrant issued 2,655,916 shares of its Series C Convertible Preferred Stock, $0.01 par value per share, to Banyan Worldwide in connection with the conversion of a Convertible Secured Note issued by the Registrant on August 29, 1997, with a principal and interest balance of $10,623,664 on the date of conversion.

  12. On June 30 and July 1, 1999, the Registrant issued an aggregate of 146,505 shares of its Series D Convertible Preferred Stock, $0.01 par value per share, to Banyan Worldwide in connection with the conversion of a Convertible Secured Note issued by the Registrant on May 3, 1999, with a principal and interest balance of $1,098,788 on the date of conversion.

  13. On July 21, 1999, the Registrant issued 1,875 shares of its common stock to an executive search firm in exchange for services rendered.

  14. From January 1998 through January 1999, the Registrant has issued and sold an aggregate of 57,999 shares of common stock to employees of the Registrant pursuant to stock option exercises, for an aggregate purchase price of $83,186.

    (b) Stock option grants.

    From the adoption of the 1996 Stock Incentive Plan through January 31, 1999, the Registrant has granted options to purchase an aggregate of 3,689,325 shares of its common stock, net of cancellations of 701,851 options and exercises of 59,874 options at a per share weighted average exercise price of $1.64.


    No underwriters were involved in any of the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering or the rules and regulations thereunder, or, in the case of the options to purchase common stock described in paragraph (b) above, Rule 701 of the Securities Act. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

    (a) Exhibits

 Exhibit
   No.                                 Description
 -------                               -----------
   1**    Form of Underwriting Agreement.

   3.1**  Certificate of Incorporation of the Registrant, as amended.
   3.2** Certificate of Amendment to Certificate of Incorporation of the Registrant, as amended, effective as of February 4, 2000.
   3.3** Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of this offering.
   3.4**  By-Laws of the Registrant.

   3.5** Amended and Restated By-Laws of the Registrant, to be effective upon the closing of this offering.

   4 Specimen certificate for shares of Common Stock, $0.01 par value per share, of the Registrant.

   5**    Opinion of Hale and Dorr LLP.

  10.1** 1996 Stock Incentive Plan, as amended, including forms of stock option agreement for incentive and nonstatutory stock options.

  10.2** 1999 Stock Incentive Plan, as amended, including forms of stock option agreement for incentive and nonstatutory stock options.

  10.3**  1999 Employee Stock Purchase Plan.

  10.4** Common Stock and Warrant Purchase Agreement, as amended, by and among the Registrant, Banyan Worldwide and CBS Corporation, dated June 1,
          1999 (Incorporated herein by reference to Exhibit 10.1 of Banyan
          System Incorporated's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, File No. 000-20364, filed August 16, 1999 (the
          "August 16, 1999 Banyan Worldwide 10-Q")).

  10.4A** Amendment No. 2 to Common Stock and Warrant Purchase Agreement, effective as of July 1, 1999.

  10.5** Advertising and Promotion Agreement by and among the Registrant, Banyan Worldwide and CBS Corporation, dated June 30, 1999
          (Incorporated by reference to Exhibit 10.3 of the August 16, 1999
          Banyan Worldwide 10-Q).

  10.6** License Agreement by and between the Registrant and CBS Corporation, dated June 30, 1999 (Incorporated by reference to Exhibit 10.4 of the August 16, 1999 Banyan Worldwide 10-Q).

  10.7**  Common Stock Purchase Warrant issued by the Registrant to CBS
          Corporation, dated June 30, 1999 (Incorporated by reference to
          Exhibit 10.2 of the August 16, 1999 Banyan Worldwide 10-Q).

  10.7A   Common Stock Purchase Warrant issued by the Registrant to CBS
          Corporation, dated July 1, 1999.

  10.8**  Registration Rights Agreement by and between the Registrant and CBS
          Corporation, dated June 30, 1999.

  10.9**  Right of First Refusal Agreement by and among the Registrant, Banyan
          Worldwide and CBS Corporation, dated June 30, 1999.

 10.10** Financial Reporting Agreement among the Registrant, Banyan Worldwide and CBS Corporation, dated as of January 28, 2000.

 10.11**  Stockholders' Voting Agreement by and among the Registrant, Banyan
          Worldwide and CBS Corporation, dated June 30, 1999.

 10.12**  Common Stock Purchase Warrant issued by the Registrant to Continuum
          Software Inc., dated December 31, 1997.

 10.13** Registration Rights Agreement by and between the Registrant and Continuum Software Inc., dated December 31, 1997.

 Exhibit
   No.                                 Description
 -------                               -----------

 10.14**  Common Stock Purchase Warrant issued by the Registrant to US WEST
          Dex, Inc., dated March 31, 1999.

 10.15**  Common Stock Purchase Warrant issued by the Registrant to Ameritech
          Interactive Media, Inc., dated March 31, 1999.

 10.16**  Common Stock Purchase Warrant issued by the Registrant to Intelligent
          Media Ventures, Inc., dated March 31, 1999.

 10.17**  Common Stock Purchase Warrant issued by the Registrant to SBC
          Communications Inc., dated April 13, 1999.

 10.18** Amended and Restated Registration Rights Agreement, as amended, by and among the Registrant, America Online, Inc., Digital City Inc. and
          Banyan Worldwide, dated February 20, 1998.

 10.19**  Amended and Restated Registration Rights Agreement by and between the
          Registrant and Banyan Worldwide, dated May 3, 1999.

 10.20**  Services Agreement between the Registrant and Banyan Worldwide, dated
          November 1, 1996.

 10.21**+ Database License Agreement, as amended, by and between the Registrant and infoUSA Inc., dated December 31, 1997.

 10.22**+ Internet Provider Agreement, as amended, by and between the
          Registrant and Etak, Inc., dated November 25, 1996.
 10.23** Convertible Secured Note Purchase Agreement between the Registrant and Banyan Worldwide, dated August 29, 1997, as amended.

 10.24**  Amended and Restated Convertible Note issued by the Registrant to
          Banyan Worldwide on January 26, 2000.

 10.25**  Form of Registration Rights Agreement between the Registrant and
          Banyan Worldwide.

 10.26    Form of Services Agreement between the Registrant and Banyan
          Worldwide.

 10.27*** Form of Sublease between the Registrant and Banyan Worldwide.

 10.28** Employment Agreement between the Registrant and Douglas J. Greenlaw, dated October 8, 1999.

 10.29**  Employment Agreement between the Registrant and Dean Polnerow, dated
          December 1, 1999.

 10.30    Employment Agreement between the Registrant and John P. Jewett, dated
          January 25, 2000.

 10.31**  Employment Agreement between the Registrant and James M. Canon, dated
          December 31, 1999.

 10.32**+ Internet Data Center Services Agreement between the Registrant and
          Exodus Communications, Inc., effective June 30, 1998.

 10.33**  Nonstatutory Stock Option Agreement Granted Under 1999 Stock
          Incentive Plan between the Registrant and Douglas J. Greenlaw, dated
          October 13, 1999.

 10.34**  Nonstatutory Stock Option Agreement between the Registrant and
          Douglas J. Greenlaw, dated October 13, 1999.

 10.35**  Incentive Stock Option Agreement between the Registrant and Dean
          Polnerow, dated October 13, 1999.

 10.36**  Incentive Stock Option Agreement between the Registrant and John P.
          Jewett, dated October 13, 1999.

 10.37**  Incentive Stock Option Agreement between the Registrant and James M.
          Canon, dated October 13, 1999.


 Exhibit
   No.                                 Description
 -------                               -----------

 10.38** Non-Statutory Stock Option Agreement between the Registrant and
         William P. Ferry, dated September 14, 1999.

 10.39** Non-Statutory Stock Option Agreement between the Registrant and
         William P. Ferry, dated October 18, 1999.

 10.40   Non-Statutory Stock Option Agreement between the Registrant and Daniel
         R. Mason, dated September 14, 1999.

 10.41** Non-Statutory Stock Option Agreement between the Registrant and
         Richard M. Spaulding, dated September 14, 1999.

 10.42** Non-Statutory Stock Option Agreement between the Registrant and David
         N. Strohm, dated September 14, 1999.

 10.43** Non-Statutory Stock Option Agreement between the Registrant and Robert
         M. Wadsworth, dated September 14, 1999.

 21**    Subsidiaries of the Registrant.

 23.1**  Consent of PricewaterhouseCoopers LLP.

 23.2**  Consent of Hale and Dorr LLP (included in Exhibit 5).

 24.1**  Power of Attorney for Douglas J. Greenlaw, Dean Polnerow, John P.
         Jewett, William P. Ferry, Daniel R. Mason, Richard M. Spaulding, David
         N. Strohm and Robert M. Wadsworth.

 24.2**  Power of Attorney for Russell I. Pillar.

--------
*    To be filed by amendment.
**   Previously filed.
***  Superseding exhibit.
+ Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

(b)  Financial Statement Schedules

    All other schedules have been omitted because they are not required or because the required information is given in the Registrant's consolidated financial statements or notes to those statements.

Item 17. Undertakings

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Amended and Restated Certificate of Incorporation of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 15th day of February, 2000.

                                          Switchboard Incorporated

                                             /s/ John P. Jewett
                                          By:
                                            -----------------------------------
                                             John P. Jewett
                                             Vice President and Chief
                                             Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----
                  *                    Chief Executive Officer     February 15, 2000
______________________________________  and Director (Principal
         Douglas J. Greenlaw            Executive Officer)

                  *                    President and Director      February 15, 2000
______________________________________
            Dean Polnerow

          /s/ John P. Jewett           Vice President, Chief       February 15, 2000
______________________________________  Financial Officer,
            John P. Jewett              Treasurer and Secretary
                                        (Principal Financial
                                        Officer and Principal
                                        Accounting Officer)

                  *                    Chairman of the Board of    February 15, 2000
______________________________________  Directors
           William P. Ferry

                  *                    Director                    February 15, 2000
______________________________________
           Daniel R. Mason

                  *                    Director                    February 15, 2000
______________________________________
          Russell I. Pillar

                  *                    Director                    February 15, 2000
______________________________________
         Richard M. Spaulding

                  *                    Director                    February 15, 2000
______________________________________
           David N. Strohm

                  *                    Director                    February 15, 2000
______________________________________
         Robert M. Wadsworth


       *By: /s/ John P. Jewett                                     February 15, 2000
 _____________________________________
            John P. Jewett
           Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit
   No.                                 Description
 -------                               -----------
   1**    Form of Underwriting Agreement.

   3.1**  Certificate of Incorporation of the Registrant, as amended.
   3.2** Certificate of Amendment to Certificate of Incorporation of the Registrant, as amended, effective as of February 4, 2000.
   3.3** Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of this offering.
   3.4**  By-Laws of the Registrant.

   3.5** Amended and Restated By-Laws of the Registrant, to be effective upon the closing of this offering.

   4 Specimen certificate for shares of Common Stock, $0.01 par value per share, of the Registrant.

   5**    Opinion of Hale and Dorr LLP.

  10.1** 1996 Stock Incentive Plan, as amended, including forms of stock option agreement for incentive and nonstatutory stock options.

  10.2** 1999 Stock Incentive Plan, as amended, including forms of stock option agreement for incentive and nonstatutory stock options.

  10.3**  1999 Employee Stock Purchase Plan.

  10.4** Common Stock and Warrant Purchase Agreement, as amended, by and among the Registrant, Banyan Worldwide and CBS Corporation, dated June 1,
          1999 (Incorporated herein by reference to Exhibit 10.1 of Banyan
          System Incorporated's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, File No. 000-20364, filed August 16, 1999 (the
          "August 16, 1999 Banyan Worldwide 10-Q")).

  10.4A** Amendment No. 2 to Common Stock and Warrant Purchase Agreement, effective as of July 1, 1999.

  10.5** Advertising and Promotion Agreement by and among the Registrant, Banyan Worldwide and CBS Corporation, dated June 30, 1999
          (Incorporated by reference to Exhibit 10.3 of the August 16, 1999
          Banyan Worldwide 10-Q).

  10.6** License Agreement by and between the Registrant and CBS Corporation, dated June 30, 1999 (Incorporated by reference to Exhibit 10.4 of the August 16, 1999 Banyan Worldwide 10-Q).

  10.7**  Common Stock Purchase Warrant issued by the Registrant to CBS
          Corporation, dated June 30, 1999 (Incorporated by reference to
          Exhibit 10.2 of the August 16, 1999 Banyan Worldwide 10-Q).

  10.7A   Common Stock Purchase Warrant issued by the Registrant to CBS
          Corporation, dated July 1, 1999.

  10.8**  Registration Rights Agreement by and between the Registrant and CBS
          Corporation, dated June 30, 1999.

  10.9**  Right of First Refusal Agreement by and among the Registrant, Banyan
          Worldwide and CBS Corporation, dated June 30, 1999.

 10.10** Financial Reporting Agreement among the Registrant, Banyan Worldwide and CBS Corporation, dated as of January 28, 2000.

 10.11**  Stockholders' Voting Agreement by and among the Registrant, Banyan
          Worldwide and CBS Corporation, dated June 30, 1999.

 10.12**  Common Stock Purchase Warrant issued by the Registrant to Continuum
          Software Inc., dated December 31, 1997.

 10.13** Registration Rights Agreement by and between the Registrant and Continuum Software Inc., dated December 31, 1997.

 Exhibit
   No.                                 Description
 -------                               -----------

 10.14**  Common Stock Purchase Warrant issued by the Registrant to US WEST
          Dex, Inc., dated March 31, 1999.

 10.15**  Common Stock Purchase Warrant issued by the Registrant to Ameritech
          Interactive Media, Inc., dated March 31, 1999.

 10.16**  Common Stock Purchase Warrant issued by the Registrant to Intelligent
          Media Ventures, Inc., dated March 31, 1999.

 10.17**  Common Stock Purchase Warrant issued by the Registrant to SBC
          Communications Inc., dated April 13, 1999.

 10.18** Amended and Restated Registration Rights Agreement, as amended, by and among the Registrant, America Online, Inc., Digital City Inc. and
          Banyan Worldwide, dated February 20, 1998.

 10.19**  Amended and Restated Registration Rights Agreement by and between the
          Registrant and Banyan Worldwide, dated May 3, 1999.

 10.20**  Services Agreement between the Registrant and Banyan Worldwide, dated
          November 1, 1996.

 10.21**+ Database License Agreement, as amended, by and between the Registrant and infoUSA Inc., dated December 31, 1997.

 10.22**+ Internet Provider Agreement, as amended, by and between the Registrant and Etak, Inc., dated November 25, 1996.

 10.23** Convertible Secured Note Purchase Agreement between the Registrant and Banyan Worldwide, dated August 29, 1997, as amended.

 10.24**  Amended and Restated Convertible Note issued by the Registrant to
          Banyan Worldwide on January 26, 2000.

 10.25**  Form of Registration Rights Agreement between the Registrant and
          Banyan Worldwide.

 10.26    Form of Services Agreement between the Registrant and Banyan
          Worldwide.

 10.27*** Form of Sublease between the Registrant and Banyan Worldwide.

 10.28** Employment Agreement between the Registrant and Douglas J. Greenlaw, dated October 8, 1999.

 10.29**  Employment Agreement between the Registrant and Dean Polnerow, dated
          December 1, 1999.

 10.30    Employment Agreement between the Registrant and John P. Jewett, dated
          January 25, 2000.

 10.31**  Employment Agreement between the Registrant and James M. Canon, dated
          December 31, 1999.

 10.32**+ Internet Data Center Services Agreement between the Registrant and
          Exodus Communications, Inc., effective June 30, 1998.

 10.33**  Nonstatutory Stock Option Agreement Granted Under 1999 Stock
          Incentive Plan between the Registrant and Douglas J. Greenlaw, dated
          October 13, 1999.

 10.34**  Nonstatutory Stock Option Agreement between the Registrant and
          Douglas J. Greenlaw, dated October 13, 1999.

 10.35**  Incentive Stock Option Agreement between the Registrant and Dean
          Polnerow, dated October 13, 1999.

 10.36**  Incentive Stock Option Agreement between the Registrant and John P.
          Jewett, dated October 13, 1999.

 10.37**  Incentive Stock Option Agreement between the Registrant and James M.
          Canon, dated October 13, 1999.


 Exhibit
   No.                                 Description
 -------                               -----------

 10.38** Non-Statutory Stock Option Agreement between the Registrant and
         William P. Ferry, dated September 14, 1999.

 10.39** Non-Statutory Stock Option Agreement between the Registrant and
         William P. Ferry, dated October 18, 1999.

 10.40   Non-Statutory Stock Option Agreement between the Registrant and Daniel
         R. Mason, dated September 14, 1999.

 10.41** Non-Statutory Stock Option Agreement between the Registrant and
         Richard M. Spaulding, dated September 14, 1999.

 10.42** Non-Statutory Stock Option Agreement between the Registrant and David
         N. Strohm, dated September 14, 1999.

 10.43** Non-Statutory Stock Option Agreement between the Registrant and Robert
         M. Wadsworth, dated September 14, 1999.

 21**    Subsidiaries of the Registrant.

 23.1**  Consent of PricewaterhouseCoopers LLP.

 23.2**  Consent of Hale and Dorr LLP (included in Exhibit 5).

 24.1**  Power of Attorney for Douglas J. Greenlaw, Dean Polnerow, John P.
         Jewett, William P. Ferry, Daniel R. Mason, Richard M. Spaulding, David
         N. Strohm and Robert M. Wadsworth.

 24.2**  Power of Attorney for Russell I. Pillar.

--------
*    To be filed by amendment.
**   Previously filed.
***  Superseding exhibit.
+ Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.